        Exhibit 10.45

Amendment Four to
Manufacturing and Purchase Agreement Between
Dot Hill Systems Corp. and Hon Hai Precision Industry Co. Ltd.

This Amendment Four ("Amendment") is dated April 25, 2013 (the "Effective Date") and is an amendment to the Manufacturing and Purchase Agreement dated September 2008 (the "Agreement") between Dot Hill Systems Corp. and its subsidiaries ("Dot Hill") and Hon Hai Precision Industry Ltd, and its parents, subsidiaries and affiliate companies ("Foxconn").

Except as expressly set forth herein, all other terms and conditions of the Agreement shall continue in full force and effect. Capitalized terms used but not defined herein shall have the meanings given thereto in the Agreement. This Amendment shall become part of the Agreement and all applicable terms and conditions of the Agreement.

Whereas, Dot Hill and Foxconn wish to set forth details regarding Foxconn's social and environmental responsibility obligations as described in Section 4.14 of the Agreement,

Wherefore, the Agreement shall be revised to add the following terms and conditions:

4.15 Compliance with the Electronic Industry Code of Conduct ("EICC")

4.15.1 SUPPLIER shall implement a management system to continuously review its EICC conformance and to address any non-conformances.

4.15.2 SUPPLIER grants to Dot Hill's customers the same rights that it grants to Dot Hill under Section 4.14(3)(a) through (d) with respect to compliance with the EICC including: the right to audit SUPPLIER; the right to meet with SUPPLIER to discuss compliance, and; the right to receive reports regarding compliance.

4.15.3 SUPPLIER shall resolve non-compliance with the EICC immediately or as soon as practicable and report resolutions to Dot Hill, which Dot Hill may share with its customers.

4.15.4 SUPPLIER shall conduct a self-audit from an E!CC-approved third party auditor, at SUPPLIER's expense, once every twenty-four (24) months. Upon completion of each Validated Audit Process (as defined by the EICC), SUPPLIER shall provide a copy of the results to Dot Hill, which Dot Hill may share with its customers.

4.15.5 SUPPLIER shall subscribe to the EICC-ON Tool, to input EICC Self-Assessment Questionnaire ("SAQ") responses at SUPPLIER's expense.

Intending to be legally bound, the parties execute this Amendment to be effective as of the Effective Date stated above.

Exhibit 10.45

DOT HILL	Hon Hai Precision Industry Co. Ltd.
/s/ Dana Kammersgard	/s/ Jackson Shih
Signature	Signature
Name: Dana Kammersgard	Name: Jackson Shih
Title: PRES. & CEO	Title: V.P.
Date: 5-3-13	Date: 4/30/13

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